UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2099

FOAMEX INTERNATIONAL INC.

(Exact name of registrant as specified in charter)

Delaware	0-22624	05-0473908
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

Rose Tree Corporate Center II
1400 N. Providence Road, Suite 2000
Media, Pennsylvania 19063-2076
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(610) 744-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Asset Purchase Agreement

On May 26, 2009, Foamex International Inc. (the “Company”) and its subsidiaries, Foamex L.P. (“Foamex”), FMXI, LLC (“FMXI”), Foamex Latin America, Inc. (“Foamex Latin America”), Foamex Asia, Inc. (“Foamex Asia”), Foamex Carpet Cushion LLC (“Foamex Carpet”), Foamex Mexico, Inc. (“Foamex Mexico”) and Foamex Canada Inc. (together with the Company, Foamex, Foamex Latin America, Foamex Asia, Foamex Carpet and Foamex Mexico, “Sellers”), entered into Amendment No. 2 to the Asset Purchase Agreement (the “Purchase Agreement Amendment”) with MP Foam DIP LLC (“Purchaser”), an affiliate of MatlinPatterson Global Opportunities Partners III. The Purchase Agreement Amendment amends certain aspects of the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of March 25, 2009, as amended, by and among Sellers and Purchaser. Foamex and Purchaser are also parties to that certain Debtor-in-Possession Credit Agreement, dated as of February 24, 2009, as amended, pursuant to which Purchaser and Bank of America, N.A. have agreed to provide to Foamex a term loan and letter of credit facility in an aggregate principal amount not to exceed $95,000,000 (the “DIP Credit Agreement”).

Purchaser entered into the Purchase Agreement as a “stalking horse” bidder, and its purchase of Sellers’ assets under the Purchase Agreement was subject to Sellers’ solicitation of higher or otherwise better offers pursuant to specified bidding procedures and an auction process that was conducted under supervision of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in which the bankruptcy cases of the Company and the other Sellers are being jointly administered. Sellers and Purchaser entered into the Purchase Agreement Amendment to reflect the outcome of the auction.

Pursuant to the Purchase Agreement Amendment, the aggregate purchase price includes (i) $155,000,000, payable pursuant to a credit bid (the “Credit Bid”) of such amount by the agent on behalf of the lenders under that certain First Lien Term Credit Agreement (the “First Lien Credit Agreement”), dated as of February 12, 2007, by and among the Sellers, the lenders party thereto and Bank of New York, Mellon, as the administrative agent and collateral agent, (ii) Purchaser’s assignment to Sellers of the indebtedness to Purchaser under the DIP Credit Agreement and (iii) Purchaser’s assumption of certain liabilities of Sellers with an estimated value of $26,600,000. In addition, Purchaser would assume certain other liabilities as set forth in the Asset Purchase Agreement. In connection with the Credit Bid, Purchaser has agreed to provide the holders of loans under the First Lien Credit Agreement a choice to receive either equity securities of the Purchaser or cash (based on an enterprise value of Purchaser of $146,500,000) in proportion to the amount of loans they hold.

The Purchase Agreement Amendment also contemplates that the Sellers’ Mexican businesses will be acquired through a purchase of the equity securities of the Sellers’ Mexican subsidiaries rather than through a purchase of the assets of the Mexican subsidiaries.

The foregoing description of the Purchase Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement Amendment, a copy of which is filed as Exhibit 2.1 to this report.

Item 7.01.	Regulation FD Disclosure

On May 26, 2009, the Company filed a monthly operating report for the reporting period ended April 26, 2009 with the United States Bankruptcy Court for the District of Delaware in connection with its voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in Case No. 09-10560.

A copy of the monthly operating report is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01.	Other Events.

On May 27, 2009, the Company issued a press release stating that the Bankruptcy Court approved the transactions contemplated by the Asset Purchase Agreement as amended by the Purchase Agreement Amendment. A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1

Amendment No. 2 to the Asset Purchase Agreement, dated as of May 26, 2009, by and among Foamex International Inc., Foamex L.P., FMXI, LLC, Foamex Latin America, Inc., Foamex Asia, Inc., Foamex Carpet Cushion LLC, Foamex Mexico, Inc. and Foamex Canada Inc., as sellers, and MP Foam DIP LLC, as purchaser.

99.1	Monthly Operating Report for the Reporting Period Ended April 26, 2009.

99.2	Press Release dated May 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2009	FOAMEX INTERNATIONAL INC.

By:	/s/ John G. Johnson, Jr.
Name:	John G. Johnson, Jr.
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

Number	Description

2.1

Amendment No. 2 to the Asset Purchase Agreement, dated as of May 26, 2009, by and among Foamex International Inc., Foamex L.P., FMXI, LLC, Foamex Latin America, Inc., Foamex Asia, Inc., Foamex Carpet Cushion LLC, Foamex Mexico, Inc. and Foamex Canada Inc., as sellers, and MP Foam DIP LLC, as purchaser.

99.1	Monthly Operating Report for the Reporting Period Ended April 26, 2009.

99.2	Press Release dated May 27, 2009.